CONSENT OF INDEPENDENT ACOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement of Post-Effective Amendment No. 1 to Form S-8 (No. 333-29407) of Accent Color Sciences, Inc. of our report dated March 12, 1998 appearing on page 14 of Accent Color Sciences, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.






/s/  Price Waterhouse LLP
Hartford, Connecticut
May 12, 1998